DHI Group, Inc. Announces Third Quarter 2016 Results, Completion of Comprehensive Strategic Review and Intention to Explore Strategic Alternatives

•
Company completes extensive business strategy review resulting in renewed focus on tech talent acquisition that will reinvigorate its core tech franchise, broaden its market opportunity, and accelerate next-generation product development, overall enhancing the Company’s growth opportunities and shareholder value

•
Company to engage, with support of board of directors, an investment bank to explore strategic alternatives that optimize an ownership structure to achieve Company’s growth agenda and enhance shareholder value

•	Q3 2016 total revenues $56.1 million, Adjusted EBITDA $14.9 million, and net loss $16.8 million

•	Diluted loss per share of $0.35, including $0.45 loss per share resulting from an estimated non-cash impairment charge of $24.6 million to write-off Rigzone goodwill and intangibles

•	New Chief Financial Officer, Luc Grégoire, joins the Company

New York, New York, November 1, 2016 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading provider of data, insights and employment connections through our specialized services for professional communities in technology and security clearance, financial services, energy, healthcare and hospitality, today reported financial results for the quarter ended September 30, 2016.
“While our industry is still in the throes of a highly disruptive evolution that has impacted our recent performance, the value proposition of talent sourcing solutions for professionals continues to be high, and we are confident about the Company’s long-term prospects,” said Michael Durney, President and Chief Executive Officer of DHI Group, Inc. “Importantly, we initiated a strategic plan focused on significant opportunities in the tech vertical that we believe will position the Company as a leader in next-generation talent solutions. Also, in light of developments within our industry and our growth agenda, we have decided to explore strategic alternatives to ensure we have an ownership structure that best optimizes shareholder value and the execution of our strategic plan.”
Q3 2016 Product and Business Highlights

•	Next-generation talent acquisition services continue to gain traction with more than 1,300 Dice customers subscribing to Open Web, up 33% year-over-year

•	New Dice Careers app downloads up, and new users up 113% year-over-year

•
eFinancialCareers revenue increased 4% year-over-year on a constant currency basis, demonstrating resiliency in the face of Brexit-related uncertainty in the U.K. and Europe, and challenging U.S. market conditions

•	Company released next version of getTalent with new feature sets, including launch of industry’s first mobile candidate pipelining solution

Q3 2016 Financial Highlights
The following summarizes consolidated financial results for the quarters ended September 30, 2016 and 2015 ($ in millions, except per share data) including the impact with and without Slashdot Media, which the Company sold in the first quarter of 2016:

	Q3 2016	Q3 2015	YoY % Change
Revenues	$56.1	$65.1	(14)%
Revenues, excluding Slashdot Media (1)	$56.1	$61.6	(9)%
Net income (loss) (2) (3)	$(16.8)	$6.5	n.m.
Net income, excluding impairment charge	$4.9	$6.5	(25)%
Diluted earnings (loss) per share (3)	$(0.35)	$0.12	n.m.
Diluted earnings per share, excluding impairment charge	$0.10	$0.12	(17)%

Adjusted EBITDA (4)	$14.9	$19.1	(22)%
Adjusted EBITDA margin (5)	26.6%	29.3%

(1) Sale of Slashdot Media completed in Q1 2016.
(2) No material difference between Net income and Net income, excluding Slashdot Media.
(3) Q3 2016 includes an estimated non-cash impairment charge of $24.6 million, or $0.45 per diluted share, to write-off Rigzone goodwill and intangible assets. (4) No material difference between Adjusted EBITDA and Adjusted EBITDA, excluding Slashdot Media.
(5) Adjusted EBITDA margin is computed as Adjusted EBITDA divided by Revenues.

The following summarizes segment Revenues, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarters ended September 30, 2016 and 2015 ($ in millions):

	Revenues				Adjusted EBITDA
	Q3 2016	Q3 2015	YoY % Change	YoY % Change, Fx Neutral	Q3 2016	Q3 2016 Margin	Q3 2015	Q3 2015 Margin
Tech & Clearance	$34.0	$35.7	(5)%	(4)%	$15.6	46%	$17.4	49%
Global Industry Group	15.4	18.9	(19)%	(14)%	3.5	23%	4.3	23%
Healthcare	6.7	6.9	(3)%	(3)%	0.5	7%	1.0	14%
Talent Acquisition Brands	56.1	61.5	(9)%	(7)%	19.7	35%	22.6	37%
Corporate	—	—	—%	—%	(3.0)	n.m.	(3.1)	n.m.
Talent Acquisition Brands less Corporate	56.1	61.5	(9)%	(7)%	16.6	30%	19.6	32%
Brightmatter Group	—	0.1	n.m.	n.m.	(1.7)	n.m.	(0.8)	n.m.
Slashdot Media	—	3.5	(100)%	(100)%	0.0	n.m.	0.3	9%
Total	$56.1	$65.1	(14)%	(12)%	$14.9	27%	$19.1	29%

	GIG Revenues by Brand
	Q3 2016	Q3 2015	YoY % Change	YoY % Change, Fx Neutral
eFinancialCareers	$8.8	$9.3	(6)%	4%
Rigzone	2.1	4.7	(55)%	(54)%
Hcareers	3.6	3.9	(7)%	(7)%
BioSpace	0.8	0.9	(12)%	(12)%
Global Industry Group	$15.4	$18.9	(19)%	(14)%

($ in millions)	September 30, 2016	December 31, 2015	September30, 2015	YTD 2016 Change	YTD 2015 Change
Deferred revenue (1)	$82.4	$83.3	$81.9	$(0.9)	$(3.1)
Long-Term Debt, net	$90.7	$99.4	$100.6	$(8.7)	$(8.6)
Plus: Deferred financing costs	1.3	1.6	1.0	(0.3)	(0.3)
Total principal outstanding	$92.0	$101.0	$101.6	$(9.0)	$(8.9)
Less: Cash	29.4	34.1	33.9	(4.7)	7.1
Net debt	$62.6	$67.0	$67.7	$(4.4)	$(16.0)
(1) The YTD decrease in deferred revenue primarily reflects a decrease in the Global Industry Group segment of $1.3 million, partially offset by an increase in the Tech & Clearance segment.

Strategic Developments
Earlier this year, the Company engaged in a comprehensive business strategy review that culminated in a renewed focus on providing more value within the tech vertical, which is designed to reinvigorate its technology talent acquisition franchise and fast-track development of next-generation talent acquisition solutions. This strategy, which includes launching new products and services targeting the tech talent recruitment and sourcing market, enhances exposure to the favorable fundamentals of the tech employment vertical to drive improved growth opportunities and shareholder value.
In light of announced and pending transactions in the human capital management industry, the board of directors has also expressed support for the Company to engage an investment bank to explore strategic alternatives to ensure the Company’s ownership structure optimizes the Company's ability to achieve its growth agenda and maximize shareholder value. There can be no assurance that the exploration of strategic alternatives will result in a transaction.
“Tech is a large and growing global employment vertical that offers our business significant long term growth opportunities, as today most companies need tech talent to succeed,” said Mr. Durney. “We are excited about our strategy to place a stronger focus on tech talent solutions and believe it will serve our shareholders’ best interests regardless of prospects for a new ownership structure.”
Executive Management Update
The Company announced the appointment of its new Chief Financial Officer, Luc Grégoire, who joined the Company today. Mr. Grégoire comes to the Company from Avepoint, Inc., where he was Chief Financial Officer, and prior to that held senior finance roles with Take-Two Interactive and McGraw Hill, among others, and brings significant experience managing the financial organization for developing and growing SaaS businesses.
Stock Repurchase Program
During the third quarter of 2016, the Company purchased approximately 0.4 million shares of its common stock at an average cost of $6.70 per share for a total cost of approximately $2.7 million. At September 30, 2016, approximately $22.3 million remained authorized for repurchase under a $50 million plan that expires in December 2016.

Business Outlook

Current Q4 2016 and Full-Year 2016 Business Outlook
($ in millions, except diluted earnings per share)	Q4 2016	FY 2016

Revenues	$54.0 - $55.0	$225.3 - $226.3

Talent acquisition brands Adjusted EBITDA (1)	$18.5 - $19.0	$79.1 - $79.6
Corporate expenses	$3.1 - $3.3	$13.7 - $13.9
Talent acquisition brands Adjusted EBITDA less corporate expenses (1)	$15.4 - $15.8	$65.4 - $65.8

Brightmatter Group Adjusted EBITDA	($2.0) - ($1.9)	($7.2) - ($7.1)
Total Adjusted EBITDA	$13.4 - $13.8	$58.2 - $58.6

Depreciation and amortization	$2.9 - $3.0	$16.6 - $16.7
Non-cash stock compensation expense	$2.4 - $2.5	$10.2 - $10.3
Interest expense, net	$0.7 - $0.8	$3.3 - $3.4
Income tax rate (2)	36% - 37%	150% - 160%

Net income	$4.6 - $4.8	($2.2) - ($2.0)
Net income, excluding impairment charge	$4.6 - $4.8	$19.5 - $19.8

Diluted earnings per share	$0.09 - $0.10	($0.05) - ($0.04)
Diluted earnings per share, excluding impairment charge	$0.09 - $0.10	$0.40 - $0.41
Diluted share count	49 million	49 million

Estimated yearly change in revenue by segment (in US dollars):
Tech & Clearance	(9%) - (8%)	(4.0%) - (3.5%)
Global Industry Group:
eFinancialCareers	(13%) - (11%)	(4%) - (3%)
Rigzone	(57%) - (55%)	(56.0%) - (55.5%)
Hcareers	(7%) - (2%)	(6%) - (5%)
BioSpace	(14%) - (13%)	(14.5%) - (14.0%)
Healthcare	(1%) - 1%	4% - 5%
(1) Talent acquisition brands includes the Company’s Tech & Clearance, Global Industry Group, and Healthcare segments
(2) Full-year income tax rate is a consequence of the $24.6 million impairment charge with its $2.8 million related tax benefit. Excluding the impairment charge, the full-year income tax rate is estimated at 36%.

Estimated financial performance for 2016 reflects:

•
Expectation for negative impact to Revenues from currency fluctuations of roughly $1.3 - $1.8 million in Q4 2016 and $3.5 - $4.0 million for FY 2016 relative to the same periods in the prior year, which primarily is reflected in the Global Industry Group segment

•	Ongoing impact of depressed conditions in the Energy hiring market and strategic business investments primarily in Brightmatter Group

•
For the full year, excludes Slashdot Media and disposition related and other costs related to the Company’s sale of Slashdot Media and to the organizational changes described in the Q1 2016 Earnings Release

Conference Call Information
The Company will host a conference call to discuss third quarter results today at 8:30 a.m. Eastern Time.  Hosting the call will be Michael Durney, President and Chief Executive Officer, and Constance Melrose, Vice President of Corporate Development and Financial Planning & Analysis.
The conference call can be accessed live over the phone by dialing 1-866-777-2509 or for international callers by dialing 1-412-317-5413. Please ask to be joined to the DHI Group, Inc. call. A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10094699. The replay will be available until November 8, 2016.
The call will also be webcast live from the Company’s website at www.dhigroupinc.com under the Investor Relations section.

Investor Contact

Brendan Metrano
VP, Investor Relations
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality. Our mission is to empower professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source and hire the most qualified professionals in select and highly-skilled occupations, while professionals use our websites and services to find the best employment opportunities in and the most timely news and information about their respective areas of expertise. For over 25 years, we have built our company on providing employers and recruiters with efficient access to high-quality, unique professional communities, and offering the professionals in those communities access to highly-relevant career opportunities, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, Revenues excluding Slashdot Media, Net Income excluding Slashdot Media and disposition related and other costs, Net Income excluding impairment charge, Free Cash Flow, Diluted Earnings per Share excluding Slashdot Media and disposition related and other costs, Diluted Earnings per Share excluding impairment charge, and Net Debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The Company has provided required reconciliations to the most comparable GAAP measures in the section entitled “Supplemental Information and Non-GAAP Reconciliations.”
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We also present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Adjusted EBITDA Excluding Slashdot Media and disposition related and other costs
Adjusted EBITDA excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA excluding Slashdot Media and disposition related and other costs as a measure of our financial performance given our sale of Slashdot Media and disposition related and other costs. Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, represents Adjusted EBITDA defined above, less Slashdot Media EBITDA and disposition related and other costs.
Revenues Excluding Slashdot Media
Revenues excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Revenues excluding Slashdot Media represents Revenues as defined above less Slashdot Media revenue. We consider Revenues excluding Slashdot Media to be an important measure to evaluate our financial performance given our sale of Slashdot Media.
Net Income Excluding Slashdot Media and disposition related and other costs
Net Income excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Net Income excluding Slashdot Media and disposition related and other costs is defined as Net Income less Slashdot Media Net Income (Loss) and disposition related and other costs. We consider Net Income excluding Slashdot Media and disposition related and other costs to be an important measure of our financial performance given our sale of Slashdot Media and disposition related and other costs.
Net Income Excluding Impairment Charge
Net Income excluding impairment charge is a non-GAAP metric used by management to measure operating performance. Net Income excluding impairment charge is defined as Net Income less impairment charge, net of income taxes. We consider Net Income excluding impairment charge to be an important measure of our financial performance, as it better reflects the ongoing operations of the Company.
Diluted Earnings per Share Excluding Slashdot Media and disposition related and other costs
Diluted earnings per share excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Diluted earnings per share excluding Slashdot Media and disposition related and other costs is defined as diluted earnings per share less impact per share of Slashdot Media and disposition related and other costs. We consider diluted earnings per share excluding Slashdot Media and disposition related and other costs to be an important measure of our financial performance.
Diluted Earnings per Share Excluding Impairment Charge
Diluted earnings per share excluding impairment charge is a non-GAAP metric used by management to measure operating performance. Diluted earnings per share excluding impairment charge is defined as diluted earnings (loss) per share less impact per share of impairment charge. We consider diluted earnings per share excluding impairment charge to be an important measure of our financial performance, as it better reflects the ongoing operations of the Company.
Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for capital expenditures during the period and is adjusted for acquisition related payments within operating cash flows.
Net Debt
Net Debt is defined as total principal outstanding less cash. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.
Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015

Revenues	$56,073	$65,138	$172,032	$194,710

Operating expenses:
Cost of revenues	7,943	9,765	24,557	29,255
Product development	6,018	7,938	19,323	22,082
Sales and marketing	19,425	19,779	58,573	60,984
General and administrative	10,101	10,958	32,822	34,059
Depreciation	2,478	2,364	7,639	6,821
Amortization of intangible assets	1,570	3,376	6,106	10,875
Impairment of goodwill	15,369	—	15,369	—
Impairment of intangible assets	9,252	—	9,252	—
Disposition related and other costs	—	—	3,347	—
Total operating expenses	72,156	54,180	176,988	164,076
Operating income (loss)	(16,083)	10,958	(4,956)	30,634
Interest expense	(901)	(831)	(2,593)	(2,472)
Other income (expense)	(1)	7	(33)	(2)
Income (loss) before income taxes	(16,985)	10,134	(7,582)	28,160
Income tax (benefit) expense	(144)	3,623	3,294	10,879
Net income (loss)	$(16,841)	$6,511	$(10,876)	$17,281

Basic earnings (loss) per share	$(0.35)	$0.13	$(0.22)	$0.33
Diluted earnings (loss) per share	$(0.35)	$0.12	$(0.22)	$0.33

Weighted average basic shares outstanding	47,719	51,228	48,596	51,792
Weighted average diluted shares outstanding	47,719	52,230	48,596	53,056

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(16,841)	$6,511	$(10,876)	$17,281
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,478	2,364	7,639	6,821
Amortization of intangible assets	1,570	3,376	6,106	10,875
Deferred income taxes	(2,206)	1,455	(1,977)	(373)
Amortization of deferred financing costs	81	104	243	313
Stock based compensation	2,327	2,410	8,750	7,490
Impairment of goodwill	15,369	—	15,369	—
Impairment of intangible assets	9,252	—	9,252	—
Change in accrual for unrecognized tax benefits	51	8	166	172
Loss on sale of business	—	—	639	—
Changes in operating assets and liabilities:
Accounts receivable	3,190	(1,392)	8,047	3,437
Prepaid expenses and other assets	(449)	474	(618)	1,601
Accounts payable and accrued expenses	1,445	1,481	(3,430)	(2,332)
Income taxes receivable/payable	(441)	(280)	(2,082)	6,050
Deferred revenue	(3,745)	(4,165)	(493)	(2,132)
Other, net	(46)	34	(123)	166
Net cash flows from operating activities	12,035	12,380	36,612	49,369
Cash flows from investing activities:
Cash received from sale of business	—	—	2,429	—
Purchases of fixed assets	(2,955)	(1,782)	(8,461)	(6,710)
Net cash flows from investing activities	(2,955)	(1,782)	(6,032)	(6,710)
Cash flows from financing activities:
Payments on long-term debt	(15,000)	(7,625)	(26,000)	(28,875)
Proceeds from long-term debt	8,000	5,000	17,000	20,000
Payments under stock repurchase plan	(3,547)	(8,182)	(26,179)	(29,561)
Payment of acquisition related contingencies	—	—	—	(3,829)
Proceeds from stock option exercises	1,636	758	2,664	5,897
Purchase of treasury stock related to vested restricted stock and performance stock units	(259)	(119)	(2,779)	(1,665)
Excess tax benefit over book expense from stock based compensation	52	693	400	2,114
Net cash flows from financing activities	(9,118)	(9,475)	(34,894)	(35,919)
Effect of exchange rate changes	(2)	127	(315)	394
Net change in cash for the period	(40)	1,250	(4,629)	7,134
Cash, beginning of period	29,461	32,661	34,050	26,777
Cash, end of period	$29,421	$33,911	$29,421	$33,911

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2016	December 31, 2015
Current assets
Cash	$29,421	$34,050
Accounts receivable, net	37,863	46,380
Income taxes receivable	1,654	916
Prepaid and other current assets	3,810	3,072
Assets held for sale	—	4,265
Total current assets	72,748	88,683
Fixed assets, net	15,663	15,255
Acquired intangible assets, net	49,812	65,292
Goodwill	174,640	198,598
Deferred income taxes	276	322
Other assets	646	785
Total assets	$313,785	$368,935
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$19,979	$23,883
Deferred revenue	82,384	83,316
Income taxes payable	2,762	4,006
Liabilities held for sale	—	2,334
Total current liabilities	105,125	113,539
Long-term debt, net	90,679	99,436
Deferred income taxes	9,096	10,849
Accrual for unrecognized tax benefits	3,602	3,436
Other long-term liabilities	2,947	3,062
Total liabilities	211,449	230,322
Total stockholders’ equity	102,336	138,613
Total liabilities and stockholders’ equity	$313,785	$368,935

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2016 and 2015 and a balance sheet as of September 30, 2016 and December 31, 2015 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(16,841)	$6,511	$(10,876)	$17,281
Interest expense	901	831	2,593	2,472
Income tax (benefit) expense	(144)	3,623	3,294	10,879
Depreciation	2,478	2,364	7,639	6,821
Amortization of intangible assets	1,570	3,376	6,106	10,875
Impairment of goodwill	15,369	—	15,369	—
Impairment of intangible assets	9,252	—	9,252	—
Non-cash stock compensation expense	2,327	2,410	7,850	7,490
Severance—Slashdot Media	—	—	981	—
Accelerated stock based compensation expense—Slashdot Media	—	—	900	—
Loss on sale of business	—	—	639	—
Other	1	(7)	33	2
Adjusted EBITDA	$14,913	$19,108	$43,780	$55,820

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$12,035	$12,380	$36,612	$49,369
Interest expense	901	831	2,593	2,472
Amortization of deferred financing costs	(81)	(104)	(243)	(313)
Income tax (benefit) expense	(144)	3,623	3,294	10,879
Deferred income taxes	2,206	(1,455)	1,977	373
Severance—Slashdot Media	—	—	981	—
Change in accrual for unrecognized tax benefits	(51)	(8)	(166)	(172)
Change in accounts receivable	(3,190)	1,392	(8,047)	(3,437)
Change in deferred revenue	3,745	4,165	493	2,132
Changes in working capital and other	(508)	(1,716)	6,286	(5,483)
Adjusted EBITDA	$14,913	$19,108	$43,780	$55,820

Calculation of Free Cash Flow:
Net cash provided by operating activities	$12,035	$12,380	$36,612	$49,369
Purchases of fixed assets	(2,955)	(1,782)	(8,461)	(6,710)
Free Cash Flow	$9,080	$10,598	$28,151	$42,659

Dice Recruitment Package Customers
Beginning of period	7,300	7,750	7,600	7,800
End of period	7,250	7,700	7,250	7,700

Average for the period (1)	7,200	7,700	7,350	7,750

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,122	$1,101	$1,121	$1,087

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Revenues	$56,073	$65,138	$172,032	$194,710
Less Slashdot Media	—	3,506	747	11,173
Revenues, excluding Slashdot Media	$56,073	$61,632	$171,285	$183,537

Net Income (loss)	$(16,841)	$6,511	$(10,876)	$17,281
Exclude Slashdot Media net income (loss)	—	118	(1,755)	431
Add back severance related to re-alignment, net of tax	—	—	521	—
Net Income (loss), excluding Slashdot Media and disposition related and other costs	$(16,841)	$6,393	$(8,600)	$16,850

Diluted Earnings (Loss) per Share, excluding Slashdot Media and disposition related and other costs (3)	$(0.35)	$0.12	$(0.18)	$0.32

Adjusted EBITDA	$14,913	$19,108	$43,780	$55,820
Exclude Slashdot Media	—	292	(208)	1,144
Add back severance related to re-alignment	—	—	827	—
Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs	$14,913	$18,816	$44,815	$54,676

Adjusted EBITDA Margin, excluding Slashdot Media and disposition related and other costs (4)	26.6%	30.5%	26.2%	29.8%

Net Income (loss)	$(16,841)	$6,511	$(10,876)	$17,281
Less impact of impairment charge, net of income taxes	21,790	—	21,790	—
Net income, excluding impairment charge	$4,949	$6,511	$10,914	$17,281

Diluted Earnings (Loss) Per Share	$(0.35)	$0.12	$(0.22)	$0.33
Less impact per share of impairment charge	0.45	—	0.44	—
Diluted Earnings per Share, excluding impairment charge	$0.10	$0.12	$0.22	$0.33

Segment Definitions:
Tech & Clearance: Dice, Dice Europe and ClearanceJobs
Global Industry Group: eFinancialCareers, Rigzone, Hcareers and BioSpace
Healthcare: Health eCareers
Corporate & Other: Corporate related costs, Slashdot Media and Brightmatter

(3) Diluted Earnings (Loss) per Share, excluding Slashdot Media and disposition related and other costs, is computed as Net Income (Loss), excluding Slashdot Media and disposition related and other costs, divided by weighted average diluted shares outstanding.

(4) Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs, is computed as Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs, divided by Revenues, excluding Slashdot Media.